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ITEM 77M/77Q1(G) - MERGERS:

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Aggressive Portfolio (the "Acquiring Fund") became the surviving entity in a reorganization (the "Reorganization") with Columbia Portfolio Builder Moderate Aggressive Fund, a series of Columbia Funds Series Trust II (the "Acquired Fund").

In August and September 2012, the Boards of Trustees of Columbia Funds Series Trust and Columbia Funds Series Trust II each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities and obligations of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 27, 2013, shareholders of the Acquired Fund approved the Agreement and Plan with respect to the Reorganization.

Effective on March 15, 2013, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Fund, in complete liquidation of the Acquired Fund. Shareholders of each class of shares of the Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust on Form N-14, which was filed with the Securities and Exchange Commission on October 12, 2012 (ACCESSION NO. 0001193125-12-422090), is incorporated by reference, including without limitation, the prospectus/proxy statement describing the Reorganization. The final form of Agreement and Plan was filed as Exhibit 4 to the registration statement on Form N-14 on October 12, 2012 (ACCESSION
NO. 0001193125-12-422090), and is incorporated by reference.

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio (the "Acquiring Fund") became the surviving entity in a reorganization (the "Reorganization") with Columbia Portfolio Builder Moderate Conservative Fund, a series of Columbia Funds Series Trust II (the "Acquired Fund").

In August and September 2012, the Boards of Trustees of Columbia Funds Series Trust and Columbia Funds Series Trust II each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities and obligations of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 27, 2013, shareholders of the Acquired Fund approved the Agreement and Plan with respect to the Reorganization.

Effective on March 15, 2013, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Fund, in complete liquidation of the Acquired Fund. Shareholders of each class of shares of the Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust on Form N-14, which was filed with the Securities and Exchange Commission on October 12, 2012 (ACCESSION NO. 0001193125-12-422090), is incorporated by reference, including without limitation, the prospectus/proxy statement describing the Reorganization. The final form of Agreement and Plan was filed as Exhibit 4 to the registration statement on Form N-14 on October 12, 2012 (ACCESSION
NO. 0001193125-12-422090), and is incorporated by reference.